Results of Special Meeting of Shareholders of Strong Advisor Short Duration Bond Fund

At a Special Meeting of the Shareholders of the Fund held on December 22, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Advisor Short Duration Bond Fund into the Wells Fargo Advantage Ultra-Short Duration Bond Fund.


              For                  Against               Abstain

         2,988,266.138           103,811.340           130,993.275

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


              For                  Against                Abstain

          2,970,497.821           104,231.366            148,341.566

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


              For                   Against                Abstain

          2,959,570.840           114,440.025           149,059.888

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                 Against                Abstain

           3,223,070.753               -                      -



Results of Special Meeting of Shareholders of Strong Advisor Strategic Income
Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Advisor Strategic Income Fund into the Wells Fargo Advantage Strategic Income Fund.


                For                  Against               Abstain

           1,381,795.609           64,017.000             35,399.000

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against                Abstain

           1,377,018.609            64,489.000            39,704.000

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against                Abstain

            1,370,018.167           68,213.000            42,980.442

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                 Against                Abstain

           1,481,211.609               -                      -